UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2008

Movie Gallery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24548	63-1120122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 West Main Street, Dothan, Alabama 36301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (334) 677-2108

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 30, 2008, the Board of Directors of Movie Gallery, Inc. (the “Company”) authorized management to close certain underperforming and unprofitable Movie Gallery and Hollywood Video stores, subject to management’s final determination as to which stores would be affected. On February 4, 2008, the Company issued a press release announcing its decision to close approximately 400 stores (the “Phase II Closures”) due to continued weakness in the Company’s industry, to conserve cash and to reduce the Company’s overall cost structure. As previously reported, Alvarez & Marsal has been assisting the Company with the evaluation process of the underperforming and unprofitable stores. The stores to be closed represent an estimated $126 million in annualized sales. In connection with the closing of the approximately 400 stores, the Company has once again retained Great American Group, LLC, an outside professional services firm, to assist the Company with the sale of inventory in these stores, which is expected to be completed before the end of March, 2008. The Company is currently unable in good faith to make a determination of the aggregate costs to be incurred or the aggregate future cash expenditures to be made in connection with the Phase II Closures.

This consolidation of store operations is in addition to the approximately 520 store closures previously reported by the Company on Form 8-K dated September 27, 2007 (the “Phase I Closures”).

In connection with the Phase I Closures, the Company realized sale liquidation revenues of $28.6 million and incurred sales-related expenses of approximately $17.9 million. Accordingly, on January 31, 2008, pursuant to Sections 2.13(a) and (e) of the Secured Super-Priority Debtor in Possession Credit and Guaranty Agreement, the Company made a prepayment of the loans in the amount of $14,857,062.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This current report on Form 8-K, as well as other statements made by Movie Gallery may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Company to continue as a going concern; (ii) the ability of the Company to operate subject to the terms of the debtor in possession financing; (iii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; (iv) the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases including a plan consistent with the terms set forth in the restructuring term sheet; (v) risks associated with a termination of the agreement and financing availability; (vi) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (vii) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (viii) the Company’s ability to maintain contracts and leases that are critical to its operations; (ix) the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; (x) the ability of the Company to execute its business plans and strategy, including the operational restructuring initially announced in 2007, and to do so in a timely fashion; (xi) the ability of the Company to attract, motivate and/or retain key executives and associates; (xii) general economic or business conditions affecting the video and game rental and sale industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; and (xiii) increased competition in the video and game rental and sale industry. Other risk factors are listed from time to time in the Company’s SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2006. Movie Gallery disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Similarly, these and other factors, including the terms of any plan of reorganization ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan or plans of reorganization could result in holders of Movie Gallery’s common stock or other equity interests and claims relating to prepetition liabilities receiving no distribution on account of their interest and cancellation of their interests and their claims and cancellation of their claims. Under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that certain creditors or equity holders do not receive or retain property on account of their claims or equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock and claims to be highly speculative and cautions equity holders that the stock and creditors that the claims may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Movie Gallery’s common stock or other equity interest or any claims relating to pre-petition liabilities. The proposed plan of reorganization currently provides that all of Movie Gallery’s common stock and other equity interests will be cancelled for no consideration.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated February 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVIE GALLERY, INC.

Date: February 5, 2008

	BY:	/s/ Thomas D. Johnson, Jr.
Thomas D. Johnson, Jr.
Executive Vice President, Chief Financial Officer

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